Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Announces Appointment of New Chief Financial Officer

Chris Wheaton Brings Entrepreneurial Focus and Deep Industry Experience

BELLEVUE, Wash – August 22, 2019 -- Bsquare Corporation (NASDAQ: BSQR), a builder of technology that is powering the next generation of intelligent devices and the systems in which they operate, today announced the appointment of Chris Wheaton as Chief Financial Officer, effective September 9, 2019.

Mr. Wheaton is an experienced entrepreneur and veteran financial and operations executive.   Previously he co-founded and served as CFO and COO of EnerG2, a manufacturer of advanced materials for energy storage applications.  Under Mr. Wheaton’s leadership, the company capitalized, built, and operated the only manufacturing facility in the world dedicated solely to the production of engineered energy storage materials.  EnerG2 was acquired in 2015 by BASF.   Chris has also held the CFO position at Pacific Science Center and served as interim CFO in companies around the Puget Sound.  Earlier in his career, he held executive positions at Loudcloud, Inc., the first cloud computing company.  Chris received a BA from Northwestern University in Chicago and an MBA from the Stanford Graduate School of Business.

"Chris has a unique mix of financial, operational, and general management experience spanning more than 25 years in highly diverse endeavors. He’s a financial entrepreneur with a track record of leading in times of rapid expansion and significant change,” said Ralph C. Derrickson, President and CEO, Bsquare Corporation.  “I look forward to partnering with Chris to accelerate the execution of the One Bsquare initiatives returning us to growth and profitability.”

“Bsquare is well positioned to lead the transition to intelligent devices and systems while creating new business models and opportunities. I am thrilled to join the Bsquare team and put my entrepreneurial experience to work in collaboration with Ralph and the Board of Directors,” said Chris Wheaton, CFO, Bsquare Corporation.

About Bsquare

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate.  We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control & decision making, and operate securely at scale. Bsquare’s suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Bellevue, Washington, the United Kingdom and Taiwan.  For more information, please visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

This release contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “accelerate,” “create,” “future,” “may,” “transition,” “believe,” and similar references to future periods. Forward-looking statements include statements regarding our ability to achieve initiatives, the promise of IoT, future leadership, expected financial and operating results, and other statements regarding strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to realize the cost savings and other benefits of our planned restructuring initiatives, to execute our business development initiatives and sales and marketing strategies, to gain new long-term customers and retain existing ones, and to leverage strategic partnering initiatives with companies such as Microsoft, AWS and Intel, along with the other risks and uncertainties discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as may be required by law, we undertake no obligation to update any such statement.

BSQUARE Contact:	Investor Contact:
Ralph C Derrickson, President & CEO	Leslie Phillips
BSQUARE Corporation	The Blueshirt Group
+1 425.519.5900	+ 1 415.217.5869
investorrelations@bsquare.com	leslie@blueshirtgroup.com

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Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999